EXHIBIT 1

AMENDED AND RESTATED AGREEMENT

AMENDED AND RESTATED AGREEMENT, dated as of December 20, 2010 (this “Agreement”), by and among Emisphere Technologies, Inc., a Delaware corporation (hereinafter, “Emisphere”), MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP and MHR Institutional Partners IIA LP (hereinafter, “MHR”), each a Delaware limited partnership, and Novo Nordisk A/S, a Danish corporation (hereinafter, “Novo Nordisk”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Investment Agreements (as defined below) (such capitalized terms hereinafter, the “Investment Agreements Defined Terms”).

WITNESSETH:

WHEREAS, Emisphere and Novo Nordisk are, upon the simultaneous execution of this Agreement, entering into the Development and License Agreement (Insulin), dated as of December 20, 2010, attached hereto as Exhibit A (as so attached, the “Insulin License Agreement”).

WHEREAS, Emisphere and Novo Nordisk have entered into that certain Development and License Agreement (GLP-1), dated June 21, 2008, attached hereto as Exhibit B (as so attached, the “GLP-1 License Agreement,” and together with the Insulin License Agreement, the “License Agreements”).

WHEREAS, Emisphere and (i) MHR Capital Partners (500) LP, (ii) MHR Capital Partners (100) LP, (iii) MHR Institutional Partners II LP and (iv) MHR Institutional Partners IIA LP entered into the Investment and Exchange Agreement, dated as of September 26, 2005 (the “Investment and Exchange Agreement”); Emisphere and MHR Institutional Partners IIA LP entered into the Senior Secured Term Loan Agreement, dated as of September 26, 2005, as amended by Amendment No. 1 dated November 11, 2005 (the “Loan Agreement”); Emisphere and each other Grantor from time to time party thereto and MHR Institutional Partners IIA LP entered into the Pledge and Security Agreement, dated as of September 26, 2005 (the “Pledge and Security Agreement”); and pursuant to the Investment and Exchange Agreement, Emisphere issued the 11% Senior Secured Convertible Notes, each dated May 16, 2006 to each of (i) MHR Capital Partners Master Account (as assignee from MHR Capital Partners (500) LP), (ii) MHR Capital Partners (100) LP, (iii) MHR Institutional Partners II LP and (iv) MHR Institutional Partners IIA LP (the “Convertible Notes,” and together with the Pledge and Security Agreement, the Investment and Exchange Agreement and the Loan Agreement, each as amended from time to time, the “Investment Agreements”);

WHEREAS, Emisphere, Novo Nordisk and MHR have entered into that certain Agreement, dated as of June 21, 2008 (the “Original Agreement”) pursuant to which, inter alia,  MHR (i) consented to the execution by, and performance of, Emisphere of the GLP-1 License Agreement and (ii) agreed to forbear, under certain circumstances specified in the Original Agreement, the exercise of certain rights under Section 6.5 of the Pledge and Security Agreement in respect of the GLP-1 License Agreement, upon the occurrence of an Event of Default;

WHEREAS, Emisphere and Novo Nordisk have requested that MHR give its consent to the Insulin License Agreement and its agreement to forbear the exercise of certain rights under Section 6.5 of the Pledge and Security Agreement in respect of the Insulin License Agreement, and MHR has agreed to give its consent and agreement to forbear, on terms and conditions provided herein;

WHEREAS, simultaneous with the execution of the Insulin License Agreement, Emisphere, Novo Nordisk and MHR desire to amend and restate the Original Agreement and enter into this Agreement on the express terms and conditions provided herein;

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

1.

Changes to Capitalized Terms. If any of the Investment Agreements Defined Terms used herein is changed after the date of this Agreement due to a change in the Investment Agreements, Emisphere hereby agrees to provide prompt notice to Novo Nordisk of such changes which notice to Novo Nordisk has to be provided by Emisphere no later than three (3) business days after such changes are made.

2.

Grant of License. Novo Nordisk hereby agrees and acknowledges that pursuant to Section 6.5 of the Pledge and Security Agreement, Emisphere has granted MHR a license as follows: “Each Grantor hereby grants to the Secured Party for its own behalf and on behalf of the Lenders an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Patent Collateral, Trademark Collateral, Copyright Collateral or Know-How Collateral now owned or licensed or hereafter acquired or licensed by such Grantor (to the extent and only to the extent any of the foregoing does not constitute Excluded Collateral), wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Secured Party shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Secured Party shall be exercised, at the option of the Secured Party, and only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon each applicable Grantor notwithstanding any subsequent cure of an Event of Default.”

3.

MHR’s Forbearance of Right to Exercise Certain Remedies under the Pledge and Security Agreement. (a) With respect to each License Agreement and on a License Agreement-by-License Agreement basis, (i) MHR hereby agrees, subject to clauses (x) and (y) of the proviso below, that upon the occurrence of an Event of Default, it will forebear from exercising its license rights under Section 6.5 of the Pledge and Security Agreement only with respect to, and to the extent, the Patent Collateral, Trademark Collateral, Copyright Collateral or Know-How Collateral is licensed to Novo Nordisk by Emisphere under the License Agreements as if Novo Nordisk were a licensee that has validly elected (if and when such election is required by law) and is in full compliance with Section 365(n) of the Bankruptcy Code (“Section 365(n)” and such licensee, a “365(n) Licensee”), and (ii) following a Foreclosure, MHR and Novo Nordisk agree to negotiate in good faith to enter into as promptly as possible, and Novo Nordisk, MHR and Emisphere (if and to the extent applicable) will use commercially reasonable efforts to negotiate with any purchaser of a Licensed Patent in connection with a Foreclosure to agree to negotiate in good faith and enter into as promptly as possible, a license agreement (acceptable to Novo Nordisk, MHR or the purchaser, as applicable, each in its reasonable discretion) substantially similar to that certain license agreement with another Emisphere licensee previously agreed to by MHR and reviewed by Novo Nordisk (as then applicable in the case of Novo Nordisk with such modifications reasonably necessary to accommodate the difference in Licensed Patent(s)), that would provide, among other things, that (A) Novo Nordisk be granted rights to any Licensed Patent as would be afforded a 365(n) Licensee of such Licensed Patent (which rights shall not be greater than any rights granted to Novo Nordisk under a License Agreement), (B) Novo Nordisk shall pay to MHR or the purchaser as applicable, unless otherwise directed by MHR or the purchaser as applicable, directly one-hundred percent (100%) of all payment obligations without any reduction, withholding or set-off thereunder and (C) neither MHR nor any purchaser in connection with a Foreclosure will assume any obligation or liability of Emisphere incurred at any time under any License Agreement and Novo Nordisk agrees that any non-performance or liability or any claim therefor due to any acts or omissions by Emisphere or its representatives will not affect or otherwise relieve Novo Nordisk from its payment obligations thereunder (such license, a “Foreclosure License”) and, in the case of (i) and (ii) MHR and Novo Nordisk, as applicable, will not knowingly take any action for the purpose of negating its agreement in this Section 3, provided that at such time and at any time thereafter and only for so long as: (x) the License Agreement or Foreclosure License (as applicable) is and remains in full force and effect and (y) Novo Nordisk, subject to any applicable cure period, is in material compliance with the License Agreement or Foreclosure License (as applicable) in accordance with all of its terms and performs all of its obligations thereunder (Novo Nordisk agrees that any non-compliance that could reasonably materially adversely affect MHR’s rights and interests in Emisphere under the Investment Agreements (including Section 6.5 of the Pledge and Security Agreement) or nonpayment of any payment obligations under a License Agreement or Foreclosure License (as applicable) or any failure to comply with the election or other requirements of a licensee in Section 365(n), in each case, shall be deemed a material non-compliance).  By way of clarification, Foreclosure by MHR shall not, in and of itself, terminate any rights which Novo Nordisk may have under Section 3(a)(i) of this Agreement.  For purposes of proviso (x) above MHR acknowledges and agrees that rejection, (whether by a debtor-in-possession, a trustee or otherwise) of one or both of the License Agreements in a bankruptcy proceeding by Emisphere shall not be deemed to result in the rejected License Agreement(s) no longer being in full force and effect; provided that Novo Nordisk validly complied with the election requirements of Section 365(n) and is in full compliance of the applicable License Agreement as required by Section 365(n) and this Agreement.  For the purpose of this Section 3(a) “Foreclosure” (or “Foreclosed”) occurs when (i) an Event of Default has occurred, (ii) with respect to all or any portion of the applicable patent owned by Emisphere that is licensed to Novo Nordisk by Emisphere under any then existing License Agreement (the “Licensed Patent”), MHR forecloses on, conducts, controls or substantially directs a foreclosure sale, or is granted legal ownership or legal or equitable title to under or in connection with a plan of reorganization or similar arrangement, and (iii) MHR takes possession of, acquires, is granted ownership rights as the holder of legal or equitable title to all or any portion of the Licensed Patent, or such Licensed Patent is sold to a third party pursuant to a foreclosure sale.  MHR hereby agrees to provide Novo Nordisk with a written notification that MHR has Foreclosed on any Licensed Patent promptly following consummation of a Foreclosure, which notice shall state the date of such Foreclosure, describe the Licensed Patent so Foreclosed and specify the License Agreement covering such Licensed Patent.  In addition to negotiating the Foreclosure License, following a Foreclosure pursuant to this Section 3(a)(ii), MHR, Emisphere and Novo agree that so long as and to the extent that Novo Nordisk has paid and is continuing to pay all of the financial obligations (to be defined in the Foreclosure License and as contemplated by this Section 3(a)(ii)(B) and (C)) under a Foreclosure License as and when they become due to MHR or a purchaser of the Licensed Patent so Foreclosed, Novo Nordisk shall not be obligated to pay to Emisphere any financial obligations that would otherwise be owed to Emisphere in respect of a Licensed Patent so Foreclosed and is subject to a Foreclosure License or for any other licensed intellectual property under such License Agreement that is not subject to a Foreclosure, and Emisphere hereby expressly irrevocably waives any right it has to payment of any financial obligation without such waiver being deemed a setoff of obligations otherwise owed to Emisphere.

(b)

With respect to each License Agreement and on a License Agreement-by-License Agreement basis, MHR’s agreement hereunder shall cease and have no effect immediately and automatically without any further action, upon failure of any of the conditions in clauses (a)(x) or (a)(y) or the fourth to the last sentence of clause (a) of this Section 3; provided, however, that if (x) there is any undisputed or disputed allegation in good faith by Emisphere in writing that Novo Nordisk has materially breached a License Agreement, the condition in clause (a)(y) of this Section 3 shall be deemed to have failed and MHR’s agreement in this Section 3 shall cease and have no effect with respect to such License Agreement unless and until such breach has been cured by Novo Nordisk in accordance with the GLP-1 License Agreement or the Insulin License Agreement, as applicable, such that Novo Nordisk is in material compliance with the GLP-1 License Agreement or the Insulin License Agreement, as the case may be, as certified by Emisphere to MHR with a copy to Novo Nordisk, at which time MHR’s agreement in this Section 3 shall be reinstated pursuant to the terms hereof; or (y) Novo Nordisk is deemed to be in material breach of the GLP-1 License Agreement pursuant to Section 12.5(b) thereof or the Insulin License Agreement pursuant to Section 12.5(b) thereof, MHR’s agreement hereunder shall continue during the 15 business days cure period for such breach as provided in Section 12.5(b) of the GLP-1 License Agreement or Section 12.5(b) of the Insulin License Agreement and shall cease and have no effect immediately and automatically in relation to the relevant License Agreement without any further action if such breach has not been cured as required by such Section 12.5(b) of the relevant License Agreement.

(c)

If (x) a License Agreement is terminated by Novo Nordisk pursuant to Section 12.5 of the GLP-1 License Agreement and/or Section 12.5 of the Insulin License Agreement, and (y) at any time following such termination, Novo Nordisk is in full compliance with and performs all applicable provisions listed in Section 12.6 of the relevant License Agreement as if the relevant License Agreement had not been terminated (including, without limitation, all of the payment obligations thereunder), then MHR’s forbearance under Section 3(a) above will continue after such termination.

(d)

MHR’s agreement hereunder shall not otherwise affect, modify, change or amend any of the Investment Agreements, including Section 6.5 of the Pledge and Security Agreement, or MHR’s rights and remedies thereunder, which Investment Agreements shall continue in full force and effect.

(e)

Emisphere agrees and covenants with Novo Nordisk that Emisphere shall be obliged to issue the certification mentioned in Section 3(b)(x) to MHR no later than seven (7) business days after Emisphere’s receipt of a written request for such certification from Novo Nordisk (with a copy to MHR), provided that Novo Nordisk has cured such material breach or produced a plan for curing such breach within the cure period provided in the relevant License Agreement, reasonably acceptable to Emisphere and MHR (a “Cure Plan”).  If Emisphere fails to respond to such written request for certification within seven (7) business days after Emisphere’s receipt thereof, Novo Nordisk shall be entitled to obtain the relief provided by the certification mentioned in Section 3(b)(x) by sending a letter certification to MHR signed by an authorized officer of Novo Nordisk certifying that Novo Nordisk has cured such material breach or produced a Cure Plan.  Emisphere’s failure to respond under this Section 3(e) shall not act as a waiver of Emisphere’s ability to allege again, based on the same facts, that a material breach exists.

4.

MHR’s Consent to License Agreements. Each of Emisphere and Novo Nordisk hereby acknowledge and agree that Section 4.1 of the Pledge and Security Agreement prohibits each Grantor from entering into any agreement or undertaking restricting the right or ability of such Grantor or the Secured Party on its own behalf and on behalf of the Lenders to sell, assign or transfer any of the Collateral without the prior written consent of the Secured Party, except as permitted under the Loan Documents and that, accordingly, Emisphere required MHR’s consent to the execution of the GLP-1 License Agreement as of the date of the Original Agreement and requires MHR’s consent to the execution of the Insulin License Agreement.  Pursuant to the Original Agreement, MHR consented to Grantor entering into GLP-1 License Agreement and acknowledged that Emisphere’s execution and performance of the GLP-1 License Agreement License Agreement does not constitute an Event of Default pursuant to the Investment Agreements.  In reliance on this Agreement, MHR hereby consents to Grantor entering into the Insulin License Agreement and ratifies the entering into of the GLP-1 License Agreement, and acknowledges that Emisphere’s execution and performance of the License Agreements do not constitute an Event of Default pursuant to the Investment Agreements.  For the avoidance of doubt, except for Section 6.5 of the Pledge and Security Agreement and Sections 2, 3, 5, 8, 10 and 12 of this Agreement, MHR’s consent under this Section 4 and its ratification of the entering into the GLP-1 License Agreement shall not be revoked (including after the enforcement of rights and remedies of MHR under the Pledge and Security Agreement), provided that in relation to Sections 8 and 10, only acts, omissions or misstatements by Novo Nordisk shall be relevant.

5.

Amendments to the License Agreement. With respect to each License Agreement and on a License Agreement-by License Agreement basis, each of Emisphere and Novo Nordisk hereby agree that any modification or amendment to the License Agreements that could adversely affect MHR’s rights and interests in Emisphere under the Investment Agreements (including Section 6.5 of the Pledge and Security Agreement) shall require the prior written consent of MHR, which consent shall not be unreasonably withheld or delayed (it is further agreed that MHR’s determination not to give such consent shall be deemed reasonable if made in good faith); provided, that if MHR determines not to grant such consent, MHR shall give notice to Novo Nordisk and Emisphere of such determination and, for a period commencing with the delivery of such notice and ending 3 business days thereafter, the parties will discuss the proposed modification or amendment to the applicable License Agreement in good faith to attempt to resolve their differences and agree upon a mutually acceptable amendment or modification.  Following the end of such period of 3 business days, MHR will give Novo Nordisk and Emisphere notice of its final determination of whether to grant its consent to any then proposed amendment or modification); provided, however, that the selection of additional Program Carriers (as defined in the License Agreements) in accordance with Section 2 of the relevant License Agreement or update of the Licensed Patents listed in the respective exhibits shall not be deemed to be a modification or an amendment for purposes of this Section 5.

6.

No Event of Default. Each of Emisphere and MHR represents and warrants that as of the date hereof, to its knowledge, no Event of Default that is continuing on the date of this Agreement has occurred pursuant to the Investment Agreements.

7.

Investment Agreements Unchanged. Emisphere agrees and acknowledges that except as expressly provided herein, the Investment Agreements are unmodified in any way and remain in full force and effect. Except as expressly provided herein, each of MHR and Emisphere agree and acknowledge, each for itself, severally and not jointly, that execution of this Agreement by MHR or Emisphere, as applicable, does not and shall not constitute a waiver of any rights or remedies to which MHR or Emisphere, as applicable, is entitled pursuant to the Investment Agreements, nor, except as expressly provided herein, shall the same constitute a waiver of any default or event of default (including Event of Default) with respect to the Investment Agreements.

8.

Representations and Warranties. Each of the parties to this Agreement represents and warrants to the other parties to this Agreement that: (a) it has all requisite power and authority to execute and deliver this Agreement and to carry out the provisions hereof and the transactions contemplated hereby; (b) all necessary action on the part of such party and its officers, directors, partners, members and shareholders (as applicable) necessary for the authorization of this Agreement and the performance of all obligations of such party hereunder has been taken; and (c) this Agreement, when executed and delivered by all parties, will be a valid and binding agreement of such party enforceable in accordance with its terms.  Emisphere and Novo Nordisk represent and warrant to MHR that (i) the License Agreements attached as Exhibit A and Exhibit B hereto are complete and true copies of such agreements, with the Insulin License Agreement to be executed by them simultaneously with this Agreement and that (ii) to its knowledge (A) the GLP-1 License Agreement is in full force and effect and (B) that each of Emisphere and Novo Nordisk, respectively, are in material compliance with the terms thereof.

9.

Notice. Emisphere hereby agrees to provide prompt notice to: (i) MHR, with a copy to Novo Nordisk, upon any failure by Novo Nordisk to perform any of its obligations pursuant to, or its material noncompliance with or material breach of, any of the License Agreements, which notice to MHR shall be provided by Emisphere no later than three (3) business days after becoming aware of such failure to perform, material noncompliance or breach and (ii) Novo Nordisk, if (a) a formal notice of the occurrence of an Event of Default is delivered by MHR pursuant to the Pledge and Security Agreement which notice to Novo Nordisk shall be provided by Emisphere no later than three (3) business days after receipt of the formal notice from MHR or (b) there is any undisputed or disputed allegation in good faith by Emisphere in writing that Novo Nordisk has materially breached a License Agreement which notice to Novo Nordisk shall be provided by Emisphere no later than three (3) business days after such allegation is made in writing.

10.

Confidentiality. (a) Except as expressly provided in this Section 10, this Agreement and the matters set forth herein, including the License Agreements attached hereto as Exhibit A and Exhibit B (for the purposes of this Section 10 the term “License Agreements” shall include the License Agreements as well any future modifications or amendments thereof), as well as any notices received and delivered under this Agreement shall remain strictly confidential (collectively, the “Confidential Information”) and in addition, no party to this Agreement shall, directly or indirectly, discuss with or disclose to any third party any Confidential Information except (i) if in the advice of such party’s counsel, disclosure of such Confidential Information is necessary for such party not to be in violation under any applicable law (including, without limitation, any statute, regulation, rule, stock exchange requirement, self-regulatory body, supervisory authority, other applicable judicial or governmental order, legal process, fiduciary or similar duties or otherwise (collectively, the “Legal Requirements”)), provided that: (A) to the extent practical and permitted under any applicable Legal Requirements, such party shall promptly notify each other party hereto so that such other party may, at its sole cost, expense and in its sole discretion, seek any appropriate protective order and/or take any other appropriate action; provided, however, that such notice shall not be required by MHR or its affiliates (excluding Emisphere) prior to filings made with and to the extent required by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory body, provided, further, that: (I) MHR agrees that it will not disclose financial information that is Confidential Information hereunder (except for this Agreement or the License Agreements or the terms hereof or thereof) unless with respect to the Insulin License Agreement MHR first complies with the third to last sentence of this Section 10(a); and (II) MHR used reasonable effort to not include in such filing any other information that is Confidential Information hereunder (except for this Agreement or the License Agreements or the terms thereof), including by making a request for confidential treatment of such information, if in the advice of counsel such request is reasonable, which request shall be deemed to be a reasonable effort hereunder, and (B) in the event that such protective order is not obtained, only the portion of material which, in the advice of such person’s counsel is required to be disclosed under any applicable Legal Requirements may be disclosed, and the disclosing party shall use its good faith efforts to obtain assurance that confidential treatment will be accorded such material; or (ii) if such third party has been or will be provided such information by Emisphere or MHR in connection with considering a potential transaction relating to the Investment Agreements or Emisphere, in each case in any manner whatsoever, and such third party has entered into a confidentiality agreement with Emisphere or MHR, as applicable, on terms that are at least as protective as those contained in this paragraph; or (iii) to the extent that the other parties hereto have provided prior written consent to such disclosure.  Confidential Information shall not include any information that is in the public domain or any Confidential Information that subsequently enters the public domain without fault on the part of the party receiving such information.  Each party agrees to consult with each other party on the possible redaction of certain provisions, schedules, exhibits and attachments to this Agreement and the License Agreements that contain information which is Confidential Information in connection with any filings made by a party with the SEC (or other regulatory body) or as otherwise required by law; provided, however, that each party may make its own final determination of its filing obligation (including without limitation the timing of such filing) and effect such filing accordingly and without any obligation to delay such filing.  The parties agree that they have complied with this Section 10 in all respects if MHR files this Agreement and the License Agreements, including any Exhibits thereto, without redaction with the SEC after the date hereof.  The parties acknowledge and agree that any purchaser from MHR in connection with a foreclosure or otherwise shall not be deemed to be in possession of Confidential Information which was not provided to such purchaser from MHR by or on behalf of Novo Nordisk, Emisphere or MHR in connection with this Agreement or the License Agreements.  For the avoidance of doubt, the confidentiality provisions of the respective License Agreements shall remain in force in addition to the above in the relationship between Emisphere and Novo Nordisk, and if a discrepancy exists the provision leading to a better protection of confidential information shall apply.

(b)

Notwithstanding the foregoing, MHR may disclose Confidential Information (i) to any of MHR’s affiliates, potential investors and potential financing sources or any acquirer or potential acquirer of assets and their respective representatives who have a need to know such Confidential Information in connection with the evaluation and/or negotiation of a potential transaction relating to the Investment Agreements or Emisphere; provided, that: (A) the person to whom such Confidential Information is disclosed has previously entered into a confidentiality agreement with Emisphere or MHR, as applicable, on terms that are at least as protective as those contained in the preceding paragraph 10(a) and (B) any such review by such person shall be solely for purposes of evaluating a potential transaction relating to the Investment Agreements or Emisphere; or (ii) to any of MHR’s equity interest holders, principals, officers, directors, employees, agents and consultants who need to know such Confidential Information in their capacity as the foregoing and who are subject to obligations of confidentiality on customary terms.

(c)

Notwithstanding anything else to the contrary in this Agreement, each of Novo Nordisk and Emisphere acknowledges and agrees that, subject to MHR’s agreement concerning disclosure of the Confidential Information as provided in the immediately two preceding paragraphs, MHR and its affiliates are in the business of making investments in, and otherwise engaging in, businesses which may or may not be in competition with Novo Nordisk or Emisphere or otherwise related to its or its affiliates’ respective business and that, except to the extent that such activities involve the disclosure of the Confidential Information that would be prohibited hereunder, this Agreement in no way limits or restricts MHR’s or its affiliates’ ability to make such investments or engage in such businesses.  Furthermore, subject to the other provisions of this Section 10, in the event that MHR exercises any of the rights provided hereunder, MHR agrees to use commercially reasonable efforts to maintain the confidentiality of any Confidential Information.

11.

Governing Law; Jurisdiction and Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to conflicts of law or choice of law principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The undersigned hereby agree that any suit or proceeding arising out of or relating to this Agreement shall be had in the Federal courts in the Borough of Manhattan in The City of New York, and hereby consent to jurisdiction and venue in such courts.

12.

Entire Agreement, Assignment, etc. (a) This Agreement (including Exhibit A and Exhibit B attached hereto) contains the entire understanding and agreement of the parties hereto and supersedes all prior agreements, understandings and negotiations between the parties hereto relating to the subject matter hereof.

(b)

The invalidity or unenforceability of any of the provisions of this Agreement shall not affect the validity or enforceability of any other provisions hereof, which shall remain in full force and effect.

(c)

The benefits of this Agreement shall inure to the parties hereto and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

(d)

Each of Emisphere and Novo Nordisk agrees that it will not, directly or indirectly, assign or otherwise transfer this Agreement to any Person without MHR’s prior written consent which consent shall not be unreasonably withheld or delayed, except for simultaneous assignment or transfer of this Agreement and the License Agreements to the same assignee or transferee which shall not require any prior consent.  For the avoidance of doubt, in the relationship between Novo Nordisk and Emisphere (in the case of Emisphere, subject to any obligations or limitations of Emisphere pursuant to any agreements to which it is a party) the relevant License Agreement shall govern ability to assign the relevant License Agreement. Also for the avoidance of doubt, Novo Nordisk or Emisphere may elect to assign one but not the other License Agreement (in the case of Emisphere, subject to any obligations or limitations of Emisphere pursuant to any agreements to which it is a party) and shall be permitted simultaneously with the transfer or assignment of the relevant License Agreement to assign or transfer to the same assignee or transferee, all (but not less than all) of the rights and obligations of Novo Nordisk or Emisphere, as applicable, under this Agreement with respect to the relevant License Agreement pursuant to an agreement which is the same as this Agreement (whereupon the obligations of the parties under this Agreement relating to the relevant License Agreement being transferred shall automatically terminate immediately following the execution and consummation of such License Agreement with the assignee or transferee).

(e)

MHR agrees that it will not, directly or indirectly, assign or otherwise transfer (i) the Pledge and Security Agreement or (ii) this Agreement to any Person without Novo Nordisk’s prior written consent, which consent shall not be unreasonably withheld or delayed, except for simultaneous assignment or transfer of this Agreement and the Pledge and Security Agreement to the same assignee or transferee which shall not require any prior consent.

(f)

Notwithstanding anything in this Agreement to the contrary, including this Section 12, MHR may assign or otherwise transfer this Agreement without any prior consent to any of its affiliates that agree in writing to be bound by the terms hereof, and Novo Nordisk may assign or otherwise transfer this Agreement without any prior consent to any of its controlled subsidiaries that agree in writing to be bound by the terms hereof.

(g)

This Agreement may only be amended or modified by a writing signed by the parties hereto.

(h)

All agreements, covenants, representations and warranties by Emisphere, Novo Nordisk or MHR, as the case may be, are given, made or provided by and for each of them each for itself, severally and not jointly.

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IN WITNESS WHEREOF, the parties have executed this instrument as of the date first written above.

NOVO NORDISK A/S

By: /s/ Peter Kurtzhals

Name:

Peter Kurtzhals

Title:

Senior Vice President,

Diabetes Research Unit

Accepted and agreed to as of the date set forth above:

EMISPHERE TECHNOLOGIES, INC.

By:  /s/ Michael V. Novinski

Name: Michael V. Novinski

Title: President and CEO

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By: MHR Advisors LLC,

its General Partner

By:  /s/ Hal Goldstein

Name: Hal Goldstein

Title: Vice President

MHR CAPITAL PARTNERS (100) LP

By: MHR Advisors LLC,

its General Partner

By:  /s/ Hal Goldstein

Name: Hal Goldstein

Title: Vice President

[Amended and Restated Agreement Signature Page]

MHR INSTITUTIONAL PARTNERS II LP

By: MHR Institutional Advisors II LLC,

its General Partner

By:  /s/ Hal Goldstein

Name: Hal Goldstein

Title: Vice President

MHR INSTITUTIONAL PARTNERS IIA LP

By: MHR Institutional Advisors II LLC,

its General Partner

By:  /s/ Hal Goldstein

Name: Hal Goldstein

Title: Vice President

[Amended and Restated Agreement Signature Page]

Exhibit A

Insulin Development and License Agreement

[see attached]

Exhibit A-1

Exhibit B

GLP-1 Development and License Agreement

[see attached]

Exhibit B-1